UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2004

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 S. Main Street, Culpeper, Virginia 22701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 829-1633

Item 5. Other Events and Regulation FD Disclosure.

On March 24, 2004, Virginia Financial Group, Inc. issued a press release announcing that two of its affiliate banks, Planters Bank & Trust Company of Virginia and Virginia Heartland Bank, have entered into written agreements with the Federal Reserve Bank of Richmond to enhance their compliance with federal anti-money laundering regulations. A copy of the company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Exhibit

99.1	Virginia Financial Group, Inc. press release dated March 24, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

March 25, 2004

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